As filed pursuant to Rule 424(b)(3)
                                   Registration No. 333-73173-01

Pricing Supplement No. 1053 dated July 19, 1999
(To Prospectus dated March 11, 1999 and
Prospectus Supplement dated March 25, 1999)

                    XEROX CAPITAL (EUROPE) PLC
 Irrevocably and Unconditionally Guaranteed by Xerox Corporation
                   Medium-Term Notes, Series F
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                              GENERAL
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Principal Amount: $250,000,000
Issue Price: $250,000,000 (100% of Principal Amount)
  (see below under "Agent")
Agent's Discount or Commission: None (see below under "Agent")
Net proceeds to Company: $250,000,000 (100% of Principal Amount) Original Issue Date (Settlement Date): July 23, 1999
Maturity Date: August 18, 2000
Agent: Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
   Incorporated ("Merrill").
   Merrill has purchased the Notes as principal in this transaction for resale to one or more investors or other purchasers at varying prices related to prevailing market conditions at the time or times of resale as determined by Merrill.
Form: /X/ Book Entry      / / Certificated
Specified Currency: U.S. dollars
Authorized Denominations: $1,000
  Integral Multiples in excess thereof: $1,000
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                             INTEREST
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/X/ Floating Rate Note:
Base Rate: LIBOR

Designated LIBOR Page:  / / LIBOR Reuters
				/X/ LIBOR Telerate page 3750

Index Maturity: (a) with respect to the Interest Period from the Original Issue Date to the first Interest Payment Date,
1-month LIBOR, and (b) thereafter, 3-month LIBOR.

Initial Interest Rate: The Initial Interest Rate from the Original Issue Date to the first Interest Reset Date occurring on August 18, 1999 shall be calculated at 5.1125% per annum, inclusive of the Spread.

Interest Payment Date(s): August 18, 1999, November 18, 1999,
February 18, 2000, May 18, 2000 and at maturity

The date on which interest is payable (on each Interest Payment Date and at Maturity) will be subject to adjustment in accordance with:
/X/ the Following Business Day Convention.

Interest Reset Period: (1) with respect to the Interest Period from the Original Issue Date to the first Interest Payment Date, monthly, and (2) thereafter, quarterly.

Interest Reset Date(s): Interest Payment Date(s)
Spread (+/-): -0.055%
Calculation Agent (if other than Citibank, N.A.):
The Floating Rate Period End Date will be subject to:
/X/ adjustment in accordance with the Following Business
Day Convention.

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    EARLY REDEMPTION AND REPAYMENT; OPTIONAL EXTENSION
      OF MATURITY DATE AND RESETS; AND PAYMENT CURRENCY
__________________________________________________________________

Early redemption at Company's option:
   /X/ No    / / Yes (see below)

Early repayment at Holder's option:
   /X/ No    / / Yes (see below)

Option to extend Maturity Date:
  /X/ No    / / Yes (see below)

Option to reset interest rate:
  /X/ No    / / Yes

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                            ATTACHMENT
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None.